Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AND

SHARE REPURCHASE AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND SHARE REPURCHASE AGREEMENT (this “Agreement”) is made as of August 21, 2014, by and among DAYBREAK OIL AND GAS, INC., a Washington corporation (the “Company”), and MAXIMILIAN RESOURCES LLC, a Delaware limited liability company, as successor-in-interest to Maximilian Investors LLC, a Delaware limited liability company (the “Shareholder”).

WHEREAS, the Shareholder and the Company are parties to that certain Amended and Restated Loan and Security Agreement, dated as of August 28, 2013 (as the same has been and may hereafter be amended from time to time, herein the “Loan Agreement”), pursuant to which Shareholder extended certain credit and other financial accommodations to the Company.

WHEREAS, the Shareholder is the owner, beneficially and of record, of 5,694,823 shares (the “Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”).

WHEREAS, the Shareholder wishes to sell the Shares to the Company in exchange for certain modifications to the Loan Agreement and the Loan (as defined in the Loan Agreement), as set forth herein.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.

Defined Terms.  Capitalized terms used and not otherwise herein defined shall have the respective meanings ascribed thereto in the Loan Agreement.

Section 2.

Delivery of Shares.  Shareholder hereby assigns and surrenders to the Company all of the Shareholder’s right, title and interest in and to the Shares, and in consideration of such assignment and surrender, the Company hereby agrees to pay to Shareholder the purchase price of $1,708,446.90 (the “Purchase Price”), which shall be paid to the Shareholder as an Advance under the Operating Sublimit, and which Purchase Price shall be added to the outstanding principal balance of the Loan as of the date of this Agreement.

Section 3.

Additional Advance.  As further consideration for the payment of the Purchase Price as herein provided by the Company, the Shareholder hereby commits to make an additional amount of principal available to the Company under the Loan Agreement in the amount of $2,200,000.00 (the “Additional Principal”) which  Additional Principal shall, as and when advanced by Shareholder, be used by the Company in accordance with Sections 1.5(c)(i)-(ii) of the Loan Agreement.  Of the Additional Principal, 25% shall be advanced under the Operating Sublimit and 75% shall be advanced under the App Fundings Sublimit. The Company shall provide Shareholder with a Request for Advance for the Additional Principal, and the Additional Principal shall be advanced by Shareholder within three (3) Business Days of receipt by Shareholder of such Request for Advance, and the satisfaction of all other applicable Advance Conditions.

Section 4.

Closing.  The transaction contemplated in Section 2 of this Agreement is referred to herein as the “Closing”.  The Closing hereunder shall be conditioned upon there being no default under, and the occurrence of a simultaneous execution of a First Amendment to Loan and Security Agreement (dated as of the date hereof), by and between the Company and App Energy, LLC, a Kentucky limited liability company.  At the Closing, the Shareholder shall deliver to the Company a stock certificate or certificates evidencing the Shares, accompanied by stock powers or other instruments of transfer duly executed in blank, with a medallion signature guarantee.

Section 5.

Modifications to Loan Documents.  The Loan Agreement and the Amended and Restated Promissory Note dated as of August 28, 2013 and made by the Company in favor of the Shareholder (the “Note”) are hereby amended as follows, effective from and after the date hereof:

(a)

The definition of “Regular Interest” now appearing in Section 1.4(mm) of the Loan Agreement is hereby amended in its entirety to read as follows:

“‘Regular Interest’ shall mean interest on the outstanding principal balance of the Loan from time to time at a rate per annum equal to nine percent (9%).”

(b)

The definition of “Required Monthly Payment” now appearing in Section 1.4(pp) of the Loan Agreement is hereby amended in its entirety to read as follows:

“Required Monthly Payment” shall mean: (i) as of any Payment Date prior to the Payment Date occurring in the eighth full calendar month occurring subsequent to the date of this Agreement (for example, if this Agreement were dated July 26, 2013, then the Payment Date falling on March 3, 2014), a payment equal to Regular Interest for the immediately preceding calendar month plus the Commitment Fee; (ii) except as set forth in subsection (iii) below, on and after the Payment Date occurring in the eighth full calendar month occurring subsequent to the date of this Agreement, a payment in an aggregate amount equal to the Required Operating Sublimit Monthly Payment plus the Required App Fundings Sublimit Monthly Payment; (iii) from August 1, 2014 until such Payment Date after which the Borrower has collectively paid $1,000,000 (the “Monthly Payment Savings”) less to the Lender in Required Monthly Payments than it would have pursuant to subsection (ii) above, a payment equal to three percent (3%) of the Drawn Amount; and (iv) upon the delivery of an App Default Notice, unless and until such App Default Notice is withdrawn by Borrower in its sole discretion, a payment equal to Regular Interest for the immediately preceding calendar month plus the Commitment Fee.  The Monthly Payment Savings shall be used by the Company for the purposes described in Sections 1.5(c)(i)-(ii) of the Loan Agreement.”

(c)

Section 1.5(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(d)

On each Payment Date during the term of the Loan, Borrower shall make a payment to Lender equal to the Required Monthly Payment, which shall be applied by Lender as follows:

(i)

first, in arrears, to the payment of Regular Interest then due and owing hereunder;

(ii)

second, in payment of the Commitment Fee then due and owing hereunder; and

(iii)

third, in reduction of principal.”

(d)

Section 1.5(e) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(e)

Borrower may, on not more than three (3) occasions, and on five (5) Business Day’s prior notice to Lender, elect to cause the next due Required Monthly Payment to equal Regular Interest for the immediately preceding calendar month plus Commitment Fee. This right of the Borrower is not available for election if the Borrower has received oil and gas revenues from the immediately preceding calendar month.”

(e)

Section 1.8 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Section 1.8

Intentionally Left Blank.”

(f)

The definition of “Default Rate” now appearing in Section 6 of the Note is amended to mean interest on the principal amount of the Loan calculated at the lesser of (a) twenty-three and eight tenths percent (23.8%) per annum, and (b) the maximum interest rate which Borrower may by law pay.

Section 6.

Representations and Warranties of the Shareholder.  The Shareholder hereby represents and warrants to the Company that:

(a)

This Agreement has been duly authorized, executed and delivered by the Shareholder and (assuming due authorization, execution and delivery by the Company) constitutes the Shareholder’s legal, valid and binding obligation, enforceable against the Shareholder in accordance with its terms.

(b)

The Shareholder owns the Shares, as described in the recitals hereto, registered in its name on the books and records of the Company, and upon their assignment and surrender to the Company in exchange for the Purchase Price, the Company shall have good and marketable title thereto, free of any claim, lien, security interest or encumbrance of any nature or kind and free of any rights or privileges capable of becoming claims, liens, security interests or encumbrances, and the Shareholder is entitled to transfer and assign the Shares to the Company, free and clear of any such claims, liens, security interests, encumbrances, rights and privileges.

(c)

There are no judgments or executions outstanding against the Shareholder, nor are there any suits, actions or legal, administrative, arbitration or other procedures or governmental investigations or any adverse change pending or, to the knowledge of the Shareholder, threatened, against the Shareholder which might impair or affect the ability of the Shareholder to transfer and assign the Shares to the Company in accordance with the provisions of this Agreement.

(d)

To the Shareholder’s knowledge, the Company is not in violation of or default under any provision of the Loan Agreement.

Section 7.

Representations and Warranties of the Company.  The Company hereby represents and warrants to the Shareholder that there are no judgments or executions outstanding against the Company, nor are there any suits, actions or legal, administrative, arbitration or other procedures or governmental investigations or any adverse change affecting the business, operations, prospects, property or affairs of the Company pending or, to the knowledge of the Company, threatened, against the Company which might impair or affect the ability of the Company to accept the Shares as contemplated by this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Shareholder) constitutes the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

Section 8.

Further Assurances.  Each party hereto agrees to perform any and all further acts and to execute and deliver any documents which may reasonably be necessary to carry out the provisions of this Agreement.

Section 9.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws rules.

Section 10.

Binding Effect.  This Agreement is binding on, and will inure to the benefit of, the parties hereto and their respective successors, permitted assigns, heirs, and legal representatives.

Section 11.

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

Section 12.

Entire Agreement.  This Agreement contains the entire agreement of the parties and embodies all the representations and warranties which have been made between them with respect to the subject matter hereof.  All previous agreements or understandings between the parties hereto with respect to its subject matter, whether in writing or oral, are merged into this Agreement.

Section 13.

Severability.  In the event that any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change so as to cause completion of the transactions contemplated herein to be unreasonable.

Section 14.

Expenses.  Each party is responsible for its own out of pocket costs and expenses incurred in connection with this Agreement and the Closing.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

DAYBREAK OIL AND GAS, INC.

By:	/s/	KAROL L. ADAMS
	Name:	Karol L. Adams
	Title:	Chief Compliance Officer and Corporate Secretary

SHAREHOLDER:

MAXIMILIAN RESOURCES LLC

By:	/s/	ROBERT M. LEVY
	Name:	Robert Maximilian Levy
	Title:	Portfolio Manager

Signature Page to First Amendment to Amended and Restated Loan and Security Agreement and Share Repurchase Agreement